SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AVENUE GROUP, INC.

(Name of Registrant as specified in its charter)

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AVENUE GROUP, INC.

17547 VENTURA BOULEVARD – SUITE 305

ENCINO, CALIFORNIA 91316

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 23, 2004

To the Stockholders of

Avenue Group, Inc.

The Annual Meeting of Stockholders of Avenue Group, Inc., a Delaware corporation (the “Company”), will be held at 3:30 p.m. (Pacific time) on December 23, 2004, at the offices of the Company’s attorneys Jeffer, Mangels, Butler & Marmaro LLP located at 1900 Avenue of the Stars, 7th Floor, Los Angeles, CA 90067 for the following purposes:

1.

To elect three Directors, each to serve for a one-year term or until their successors are duly elected and qualified;

2.

To ratify the selection of the firm Weinberg & Company, P.A. as the Company’s independent public accountants for the year ending December 31, 2004; and

3.

To transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement and proxy accompanying this Notice. Also accompanying this Notice is the Company’s Form 10-KSB Report for the year ended December 31, 2003.

The Board of Directors has fixed 5:00 pm (Pacific Time) on November 18, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A list of stockholders entitled to notice of and to vote at the Annual Meeting will be available during ordinary business hours for inspection by stockholders for purposes germane to the Annual Meeting during the ten days prior to December 23, 2004 at the Company’s principal offices located at 17547 Ventura Boulevard, Suite 305, Encino, California 91316.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

By Order of the Board of Directors

Jonathan Herzog

Secretary

Encino, California

December 1, 2004

AVENUE GROUP, INC.

(A DELAWARE CORPORATION)

17547 VENTURA BOULEVARD – SUITE 305

ENCINO, CALIFORNIA 91316

(818-465-1200)

_______________

PROXY STATEMENT

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Approximate date proxy material first sent

to stockholders: December 1, 2004

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GENERAL INFORMATION

Introduction

This proxy statement is being furnished to the holders of common stock, par value $0.0002 per share (the “Common Stock”) of Avenue Group, Inc., a Delaware corporation (“Avenue”, “we”, “us” or “our”), in connection with the solicitation of proxies by Avenue’s Board of Directors, for use at our Annual Meeting of Stockholders which is scheduled to be held at 3:30 pm (Pacific time) on December 23, 2004 at the offices of our attorneys Jeffer, Mangels, Butler & Marmaro LLP located at 1900 Avenue of the Stars, 7th Floor, Los Angeles, CA 90067 (the “Annual Meeting”).

Shares may not be voted unless a properly executed proxy card is returned or other specific arrangements are made to have shares represented at the meeting. Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with Avenue’s Secretary a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the stockholder on the proxy card. If no choice is specified, proxies: (a) will be voted “FOR” (i) the persons nominated by the Board of Directors and (ii) ratification of Weinberg & Company, PA as the Avenue’s independent public accountants for the year ended December 31, 2004; and (b) will not be voted “FOR” or in any manner on any other matter.

In addition to soliciting proxies by mail, Avenue’s officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The cost of soliciting proxies will be paid by Avenue. Although there is no formal agreement to do so, it is anticipated that we will reimburse banks, brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

STOCKHOLDERS ENTITLED TO VOTE; RECORD DATE

Avenue’s Board of Directors (the “Board”) has set 5:00 pm (Pacific Time) on November 18, 2004 as the record date for stockholders of record entitled to receive notice and vote at the Annual Meeting (the “Record Date”). Only holders of record of the Avenue’s Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting. Such stockholders will be entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. The presence of the holders of a majority of the shares entitled to vote at the Annual Meeting, in person or by proxy, is necessary to constitute a quorum at the Annual Meeting. As of the Record Date there were 256,490,986 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of preferred stock were outstanding.

Voting Rights; Required Vote

Holders of Common Stock are entitled to one vote for each share of Common Stock held as of the Record Date. Stockholders are not entitled to cumulate their votes.

Directors are elected by a plurality of the eligible votes cast by holders of shares of Common Stock present in person or by proxy at the Annual Meeting for election of directors. The affirmative vote of a majority of the voting votes cast, either in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to approve Proposal 2 and generally any other matters which may to be voted upon at the Annual Meeting.

Under the General Corporation Law of the State of Delaware: (i) shares that are subject to abstention or a broker “non-vote” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business; (ii) neither abstentions nor broker “non-votes” are counted for purposes of the election of Directors; (iii) abstentions in any other matter to be voted upon at the Annual Meeting will be considered to be present but not voting, and thus will have the effect of a “No” vote; and (iv) a broker “non-vote” in any other matter to be voted upon at the Annual Meeting will be considered to be not present and not entitled to vote on such matter, and thus will not be considered in the tabulation of votes in such matter. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal or matter, and so notifies us, because the nominee does not have discretionary voting power with respect to that proposal or matter and has not received voting instructions from the beneficial owner.

Any shares not voted (whether by abstention, broker non-vote or otherwise) or voted against a nominee will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Abstentions as to Proposal 2 (ratifying the selection of Weinberg & Company, PA as our independent public accountants), will have the same effect as votes against such proposals. Broker non-votes will be treated as unvoted shares for purposes of determining approval of Proposal 2 and will not be counted as votes for or against such Proposal 2.

The NYSE rules do not prohibit brokers or other nominees that are NYSE member organizations from voting in favor of the election of directors or the ratification of accountants without specific voting instructions from the beneficial owner. Accordingly, Avenue intends to vote any unmarked proxy which is not a “broker non-vote” “For” Proposal 1 the election of Avenue’s nominees for director and “For” Proposal 2 the ratification of the selection of Weinberg & Company, PA as our independent public accountants for its fiscal year ended December 31, 2004.

Although we know of no contractual arrangements which may at a subsequent date result in a change of control of Avenue, Levi Mochkin, Chief Executive Officer, President and a Director of Avenue, through various affiliates may be deemed to beneficially own 70,802,053 shares of Common Stock or approximately 27.6% of the shares eligible to vote at the Annual Meeting. The shares of Common Stock beneficially owned by Mr. Mochkin are subject to a voting agreement with Avenue. Pursuant to the voting agreement, these shares will be voted in a like manner as the shares held by the majority of the remaining shareholders. In addition, Jonathan Herzog, our Chairman of the Board, Executive Vice President and Secretary may be deemed to beneficially own 10,000,000 shares of Common Stock. Mr. Mochkin is Jonathan Herzog’s brother-in-law. See “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding Messrs. Mochkin and Herzog’s ownership of Common Stock.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting, Proxy Statement and 2004 Annual Report may have been sent to multiple stockholders in your household. If you would like to obtain another copy of either document, please contact the Company at 17547 Ventura Boulevard, Suite 305, Encino, California 91316, telephone (818) 465-1200. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information Concerning the Nominees

Avenue’s Board of Directors (the “Board”) has nominated three incumbent Directors to be elected for a term expiring at our 2005 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The Board’s nominees for Director are: Levi Mochkin, Jim (Yam-Hin) Tan and Jonathan Herzog. Biographical information concerning the nominees is set forth under the caption “Directors and Executive Officers” below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of Common Stock.

All of the Nominees for election as a director are currently serving on our Board and have been nominated for reelection by the entire Board. The Board knows of no reason why any nominee if elected will be unable to continue to serve as a director. However if any nominees becomes unable or refuses to accept election, the remaining members of the Board will elect a new director to fill the existing vacancy(ies) and the proxies will be voted in favor of such.

If elected, all nominees are expected to serve until our 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

The three nominee-directors receiving the highest number of votes cast at the Meeting will be elected as our directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Stockholders of record on the Record Date are entitled to one vote per share of Common Stock owned or controlled by them for each of the nominees for director. Stockholders are not entitled to cumulate their votes in the election of Avenue directors.

The Board, in its capacity as the nominating committee, will consider candidates for membership to the Board who are nominated by stockholders in the same manner as candidates recommended by members of the Board.

Avenue’s Bylaws provide that only persons who are nominated in accordance with specified Bylaw procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by, or at the direction of, the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the Bylaws. Such nominations must be made by written notice to the Secretary of the Company and must be delivered or mailed and received at the principal executive offices of the Company not less than 70 days or more than 90 days prior to the date of the meeting. In the event that the first public disclosure of the date of the meeting is made less than 70 days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such disclosure was first made. In the event that the number of directors to be elected to the Board of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. The stockholder’s notice must set forth certain information concerning the proposed nominee and the stockholder giving notice, as set forth in the Bylaws.

The Board unanimously recommends a vote “FOR” the election of the above-named nominees as Directors.

Directors and Executive Officers

Set forth below are the biographies of all of the persons who served as officers or directors of the Company during the fiscal year ended December 31, 2003.

Name	Age	Position(s) Currently Held With the Company
Levi Mochkin	43	President, Chief Executive Officer and Director
Jim Tan	58	Chief Financial Officer and Director
Jonathan Herzog	33	Executive Vice President, Chairman of the Board, Secretary and Director
Daniel Aharonoff	34	EVP - Information Technology; VideoDome.Com Networks, Inc., Chief Executive Officer
Dr. Jacob Jan (Jaap) Kornelius Poll	65	Avenue Energy, Inc., Director of Exploration and Director

LEVI MOCHKIN has served as Avenue’s Chief Executive Officer, President and Director since October 2003. He has also served as the Chief Executive Officer of Avenue Energy since October 2003 and as one of Avenue Energy’s Directors and its Director Operations since November, 2002. Previously, he served as one of Avenue’s initial directors from mid 1999 until August 2001 and served as its Chief Executive Officer from January 1999 until August 2001. For over thirteen years, Mr. Mochkin has been an executive director of the Ledger Holdings Group, located in Melbourne, Australia which until 1999 was engaged in equity and capital market activities in Australia. From 1995 to 1999, Ledger was contracted to Bell Securities Limited for the development of Bell’s equity brokering business. Mr. Mochkin has in the past and continues to be involved as a private investor in various businesses including manufacturing entities.

In 1997, Bell through Mr. Mochkin and his Ledger Group, acted on behalf of one of the Australia’s largest gold mining companies, Great Central Mines and carried out two simultaneous on market takeover bids on the Australian Stock Exchange, worth a combined total value of AUD $330 million. Great Central Mines was ultimately acquired by Normandy Mining, which in turn was acquired by Newmont Mining in the United States. Mr. Mochkin is a brother-in-law of Jonathan Herzog.

From 1999 through 2001, Mr. Mochkin was mostly inactive as a broker, but continued to be active as a private investor. On December 3, 2001, Mr. Mochkin entered into a voluntary undertaking with the Australian Securities and Investment Commission (“ASIC”) “not to act as a representative of a securities adviser or an investment adviser” and relinquished his license. This was a result of concerns raised by ASIC that during a 14-month period from August 1997 through October 1998, Mr. Mochkin may have acted in contravention of Sections 997 and 998 of the Australian Corporations Act of 2001 which “prohibit trading on the stock market that may give a false and misleading appearance in relation to the market for, or the price of, a stock”. There has been no assertion of personal gain by Mr. Mochkin relating to the activity under concern by ASIC. Mr. Mochkin denied the ASIC concerns and requested and received from ASIC a letter that he may request a review of the undertaking and may ask that the undertaking be rescinded at any time.

(Yam–Hin) JIM TAN. Mr. Jim Tan is a Chartered Accountant in Australia. Mr. Tan has served as the Company’s Chief Financial Officer since August 2001. Mr. Tan joined the Company in April 2001, to serve as a financial controller and manager of Business Development at Stampville. For a period of over five years prior to April 2001, Mr. Tan was a self-employed Business Consultant in Malaysia consulting to government agencies in Malaysia and to private industry in the Pacific Rim and China. In 1976, he was admitted as an associate member to the Institute of Chartered Accountants in Australia. From 1967 to 1975, Mr. Tan was employed in Melbourne, Australia, with various Chartered Accounting firms, including Marquand and Co., which became part of Hall Chadwick and Coopers and Lybrand, now known as Price Waterhouse Coopers, specializing in the areas of Audit and Insolvency.

JONATHAN HERZOG, the original founder of the Company, served as its Chief Financial Officer from February 1999 to August 2001, when he filled a vacancy to become the Company’s Chairman of the Board and Chief Executive Officer. Since November 2001, Mr. Herzog has served as an Executive Vice President of the Company and in May 2002 was once again appointed as its Chairman. Over the past two years, he has also been engaged as a part time consultant by various non-profit organizations in Los Angeles, CA. Between 1995 and 1999, Mr. Herzog was a securities dealer and consultant with the Ledger Holdings Group at Bell Securities Limited, a member of the Australian Stock Exchange. He was actively involved in the Australian financial markets for many years. He attended the Rothberg School at Hebrew University in Jerusalem in 1991. Mr. Herzog is a Fellow of the Australian Institute of Company Directors since 1993, and holds a Bachelor of Economics Degree from Monash University in Melbourne, Australia.

DANIEL AHARONOFF. Mr. Daniel Aharonoff served as EVP- Information Technology of the Company from October, 2003 until he resigned from the Company in October 2004 as a result of the sale by the Company to the ROO Group, Inc. of its subsidiary which held a 50% interest in VideoDome. Previously, he served as a director and President of the Company from May 2002 until October 2003. Mr. Aharonoff is also the Chief Executive Officer and founder of our former 50% subsidiary VideoDome. Prior to founding VideoDome in 1997, Mr. Aharonoff was the founder in 1995 and Chief Executive Officer of Infolink Communications, an Internet training center.

DR. JACOB JAN (JAAP) KORNELIUS POLL. Dr. Poll is an experienced petroleum executive who has previously participated in oil and gas exploration ventures spanning Europe, the Middle East, the Far East, Australasia, Central America and Africa. Dr. Poll’s Consulting Agreement with the Company expired in accordance with its terms in October 2004 and he and the Company are in discussions about a new arrangement for the continuation of his service to Avenue Energy. Dr. Poll joined Avenue Energy as a Director and its Director of Exploration in November 2002. Dr. Poll obtained a Phd in structural geology from the University of Leiden in Holland in 1966, and commenced his career with Shell International. After leaving Shell, Dr. Poll worked for a number of oil companies in Australia and the Asia-Pacific region including Woodside (as Exploration and Production Manager in Melbourne), Canadian Ranger Oil, which became Petroz (as Managing Director in Perth). In 1991, after Petroz was taken over by another Australian entity, Dr Poll became non-executive Chairman of newly established Anzoil NL, which has small interests in Australia and an application for an onshore/offshore Production Sharing Contract in Vietnam. In July 1992, Dr Poll became Chief Executive of Oil Search Ltd, based in Port Moresby, Papua New Guinea to assist the transformation of that company from explorer to producer. Oil Search is now Papua New Guinea’s largest public company. Upon his return to Australia in late 1993, Dr. Poll continued his involvement with Anzoil NL as Executive Chairman and became a director of various public and private resource companies. In September 2001, Dr Poll left Anzoil NL and negotiated a management buy-out of projects Anzoil NL held in Thailand and Indonesia.

BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION

The By-Laws of the Company provide that the number of Directors of the Company shall be not less than three nor more than eleven.

Directors need not be stockholders of the Company or residents of the State of Delaware. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors and Executive Officers.”

Currently the Board of Directors consists of three members: Messrs. Levi Mochkin, Jonathan Herzog and Yam-Hin (Jim) Tan. Messrs. Herzog, Mochkin and Tan were last elected on December 24, 2003 at our 2003 Annual Meeting of Stockholders.

During the year ended December 31, 2003 the Board of Directors held 27 meetings in person or by Written Consent. All members of the Board of Directors attended more than 75% of the total number of meetings of the Board that they were eligible to attend.

The Board of Directors has no standing committees and acts as its own nominating committee, compensation committee and internal audit committee.

The executive officers of the Company are appointed by the Board of Directors.

Director Compensation

All of the current directors of the Company are officers and employees of the Company who receive a salary from the Company. See “Executive Compensation, Employment Agreements, Termination of Employment and Change-in Control Arrangements” below. In order to induce qualified outside directors to join the Board in the future, the Company may consider a reasonable compensation program consisting of cash compensation and restricted stock/or option grants. The Company also intends to reimburse future outside directors of the Company for their reasonable expenses in attending Board meetings.

Corporate Governance

Stockholder Communications with Directors. The Board has approved a policy by which stockholders and other interested parties may communicate directly with the Board or the non-employee directors, if any, then serving on the Board. All communications should be in writing and should be directed to the Company’s Secretary at the address given above. The sender should indicate in the address whether it is intended for the entire Board or an individual director. Each communication intended for the Board received by the Secretary will be forwarded to the intended recipients subject to compliance with instructions from the Board in effect from time to time concerning the treatment of inappropriate communications.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Common Stock

As of November 18, 2004, there were 256,490,986 shares of our Common Stock, which were issued and outstanding. In addition, there are 57,350,000 shares which are subject to outstanding options which are exercisable within the 60 days from such date.

The following table sets forth to the best of our  knowledge the number of shares beneficially owned as of November 18, 2004, by (i) our executive officers and directors; (ii) each person (including any “group” as that term is defined in Section 13(d)(3) of the Exchange Act) who beneficially owns more than 5% of our common stock, and (iii) all of our directors and officers as a group. Except as noted below each of the persons listed is deemed to have the sole voting right and right to dispose of the shares held by them.

Name of Shareholder	Current Beneficial Ownership		Percent of Class(1)
Levi Mochkin	70,802,053	(2)(3)(4)	27.6%
Fawdon Investments Limited	50,100,000	(5)	16.3%
Instanz Nominees Pty Ltd	18,500,000	(6)	7.2%
Shaya Boymelgreen	22,666,667	(7)	8.8%
Yam-Hin (Jim) Tan	1,000,000	(9)
Jonathan Herzog	10,000,000	(8)	3.9%

All directors and officers as a group (3 individuals)	81,802,053	(10)	31.8%

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(1)

Based upon 256,490,986 shares outstanding plus in the case of the executive officers and directors and all officers and directors as a group, all shares issuable upon the exercise of stock options held by them which were exercisable on November 18, 2004 or within 60 days thereafter. Pursuant to the rules promulgated by the SEC, every person who has or shares the power to vote or to dispose of shares of common stock are deemed to be the “beneficial” owner of all the shares of common stock over which any such sole or shared power exists.

(2)

Includes (i) 54,783,356 shares held by Ledger Technologies Pty Ltd (“Ledger”); (ii) 9,000,000 shares held by Sunswipe Australasia Pty Ltd (“Sunswipe”); (iii) 6,704,521 shares held by Daccar Pty Ltd (“Daccar”) and (iv) 314,176 shares held by Nasdaq Australia Pty Ltd. (“NAPL”). Mr. Mochkin, the President and Chief Executive Officer of Avenue Group, Inc., is an affiliate of Ledger, Sunswipe, Daccar and NAPL and may be deemed be a beneficial owner of the 70,802,053 shares held by such entities.

(3)

Lisa Mochkin, spouse of Levi Mochkin, the President and Chief Executive Officer of Avenue Group, Inc, is a director of Ledger and Sunswipe. Lisa Mochkin is also the sister of Jonathan Herzog, our Chairman and Executive Vice President.

(4)

We have entered into a voting agreement with Levi Mochkin pursuant to which all of shares beneficially owned by him, will be voted in a like manner with those held by the remaining shareholders.

(5)

Includes 50,000,000 shares issuable to Fawdon Investments Limited upon the exercise of an option held by such party at $0.04 per share.

(6)

Helen Abeles, a former director of Avenue Group, Inc. is an affiliate of Instanz.

(7)

All of these shares are held by Mr. Boymelgreen as Trustee for the Shaya Boymelgreen Trust. Mr. Boymelgreen’s beneficial ownership has been derived from the Schedule 13D and Form 3(amended) and Form 4 which he filed with the Securities and Exchange Commission on April 23, 2003, September 15, 2003 and September 19, 2003, respectively.

(8)

Includes 10,000,000 shares held by Eurolink International Pty Ltd. (“Eurolink”). Jonathan Herzog, our Executive Vice President and a director may be deemed to be the beneficial owner of 10,000,000 shares of Common Stock held by Eurolink.

(9)

Includes 1,000,000 shares issuable to Mr. Tan upon the exercise of a stock option at an exercise price of $.10 per share.

(10)

Includes shares that currently may be deemed to be beneficially owned by Messrs. Mochkin, Herzog and Tan.

Executive Compensation, Employment Agreements, Termination of Employment and Change-in Control Arrangements

The following summary compensation table sets forth the compensation paid by us to our officers for services rendered in all capacities during the calendar year 2003. As described below, except for a former officer, Daniel Aharonoff, none of our executive officers received any stock options, stock appreciation rights or other stock or other incentive based compensation during the fiscal year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Capacity in Which Served	Year	Salary		Bonus	All Other

Levi Mochkin Chief Executive Officer, President and Director	2001 2002 2003	— N/A 144,000	(1) (1) (1)	— —	— —

Jim (Yam-Hin) Tan Chief Financial Officer and Director	2001 2002 2003	19,260 32,378 54,046	(2)(4) (2)(4) (2)(4)	— —	(2)(4) (2)(4)

Jonathan Herzog Executive Vice President and Chairman of the Board	2001 2002 2003	64,700 76,000 108,750	(2)(3) (2)(3) (3)	— —	— —

Daniel Aharonoff Former President and Former Director	2001 2002 2003	58,000 77,000 96,000	(5) (5) (5)		8,000 17,300 21,500

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(1)

Effective as of January 1, 2003 Avenue Energy engaged the services of Ledger Holdings Pty Ltd, of which Levi Mochkin is a Director, as a consultant. Ledger is compensated at a rate of $10,000 per month in fees, plus $2,000 per month in the form a discretionary expense allowance. Ledger is also reimbursed for various travel and other related expenses conducted on our behalf. From May 1999 until August 2001, Levi Mochkin was our Chief Executive Officer. Our Board agreed in February and April of 2000 to compensate Mr. Mochkin in connection with his past services rendered, subject to the Board’s satisfaction that such payment would not materially adversely effect our financial condition. These payments, totaling $32,000 were made to Mr. Mochkin in January 2003. Mr. Mochkin resigned as Chief Executive Officer and a Director in August 2001. He was renamed as our Chief Executive Officer, President and a Director in October 2003. In addition, as discussed below under “Certain Relationships and Related Transactions” certain affiliates of Mr. Mochkin have in the past loaned funds to us and purchased common stock from us. These loans have been repaid.

(2)

Does not include the statutory requirement of an additional 9% that we are required to pay toward an employee’s superannuation account, of officers employed in Australia. Amounts listed above, that were paid in Australian Dollars have been converted to United States Dollars and rounded up, based on the average exchange rate during the relevant period.

(3)

Our Secretary and Executive Vice President, Jonathan Herzog, who was one of our founders, has served in various capacities for us. Mr. Herzog relocated to California in March 2002 and entered into a three-year employment agreement with us in September 2002. Since June 2002, he has been serving us on a part-time basis earning a base salary of $6,000 per month, which is subject to an upward adjustment to a maximum of $9,000 per month, based on the numbers of hours during which he performs services on our behalf during the month. Due to our increased activities, since December 2002, Mr. Herzog has generally been receiving this maximum amount. In addition, since February 2004, he also receives a taxable discretionary expense allowance of $1,250 per month.

(4)

Mr. Jim Tan, our Chief Financial Officer currently is entitled to receive approximately $4,700(USD) per month in salary.

(5)

Mr. Aharonoff served as our EVP-Information Technology until he resigned from the Company in October 2004 as a result of the sale by the Company to the ROO Group, Inc of the Company’s subsidiary which held a 50% interest in VideoDome. Previously, he served as our President from May 2002 through October 2003. In July 2001, VideoDome, of which Mr. Aharonoff is the Chief Executive Officer, became our 50% owned subsidiary  and was funded by us, as such, the compensation listed in the above table relates to compensation received directly from VideoDome from July through December 2001. During our fiscal years ended December 31, 2002 and 2003, Mr. Aharonoff received compensation from us and VideoDome of $77,000, and $96,000, respectively, excluding vehicle and health benefits of approximately $17,300 and $21,500 respectively. During the six months of 2001 following our acquisition of 50% of VideoDome Mr. Aharonoff received approximately $66,000 in compensation from VideoDome including vehicle and health benefits. This does not include compensation of $13,000 for the same period received by Mr. Aharonoff’s wife, Vardit Cohen, who also serves as an officer of VideoDome.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of securities underlying options/SARs granted (#)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date
Daniel Aharonoff (1)	150,000	100%	$.25	December 10,2006

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(1)

These options expired in accordance with their terms on November 17, 2004

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTIONS/SAR VALUES

Name	Shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options/SARs at FY-end (#) exercisable/ unexercisable	Value of unexercised in- the-money options/SARS at FY-end ($) exercisable/ unexercisable
Jim (Yam-Hin) Tan	0	0	1,000,000/0	$ 150,000/$ 0
Daniel Aharonoff (1)	0	0	30,000/120,000	$ 5,100/$ 20,400

———————

(1)

These options expired in accordance with their terms on November 17, 2004

Except as set forth above, no officer or director has received any material cash or non-cash benefit from us in connection with their services on our behalf including stock options, stock appreciation rights or other stock or other incentive based compensation during the fiscal year ended December 31, 2003, nor are there any such stock options, stock appreciation rights or other stock or other incentive based compensation or rights held by any executive officer.

Compensation to Directors

It is our policy to reimburse Directors for reasonable out-of-pocket expenses relating to their activities for us, including travel and lodging expenses incurred.

Employment Agreements

On September 1, 2002, pursuant to the authorization of the Board of Directors, we entered into a three year non-exclusive employment agreement with Jonathan Herzog, our Executive Vice President, pursuant to which Mr. Herzog has been engaged on a part-time basis and receives a base salary of $6,000 per month (“Base Salary”), which is subject to an upward adjustment to a maximum of $9,000 per month when Mr. Herzog’s services on our behalf require increased time commitments during any month. The employment agreement also provides for severance pay, upon termination without cause, not to exceed the lesser of the Base Salary due for the remainder of the term or eighteen month’s Base Salary.

2000 Stock Option Plan

In April 2000, Avenue Group’s Board of Directors authorized the issuance of up to 8,250,000 shares of common stock in connection with Avenue Group’s 2000 Stock Option Plan. The 2000 Stock Option Plan became effective on February 14, 2001 in connection with effectiveness of our Form SB-2 Registration Statement. On December 24, 2002, shareholders approved an amendment to the 2000 Stock Option Plan, enabling the Board as it is currently configured without non-employee directors to grant options under the plan and to increase the number of shares authorized for grant from 8,250,000 to 15,000,000. Avenue Group intends to grant options under the Stock Option Plan to officers, directors, employees and consultants of Avenue Group and its subsidiaries. To date options to purchase 2,700.000 shares have been granted under the 2000 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November, 2002 Ledger Technologies assigned approximately $260,000 of its loan to us under a November 8, 2000 Loan Agreement to Perfect Optical Corporation, an unaffiliated third party, in exchange for Perfect Optical’s cancellation of a like amount of obligations owed by Ledger Technologies to it. Subsequently, we issued 2,600,000 shares of stock at $0.10 per share in a private placement with Perfect Optical in exchange for the cancellation of the indebtedness assigned to Perfect Optical by Ledger.

On November 4, 2002, in an effort to further reduce our outstanding indebtedness, the Board of Directors approved the issuance of an aggregate amount of 3,915,850 shares of common stock at $0.10 per share in a private placement to Cohero Group Inc. in exchange for an aggregate of $391,586 of indebtedness owed by us and our subsidiaries as follows:

(i) an amount of $152,085 previously owing to Ledger Technologies, which Ledger had assigned to it in exchange for Cohero’s cancellation of a like amount of obligations owed by Ledger to it. This debt has been cancelled;

(ii) an amount of $119,642 previously owing by Stampville to Sunswipe Pty Ltd, an affiliate of Levi Mochkin. Sunswipe had assigned this amount to Cohero in exchange for Cohero’s cancellation of a like amount of obligations owed by Sunswipe to it. We now hold the obligations owed by Stampville; and

(iii) an amount of $119,859 previously owing by VideoDome to Sunswipe, which Sunswipe had assigned to Cohero in exchange for Cohero’s cancellation of a like amount of obligations owed by Sunswipe to it. We now hold the obligations owed by VideoDome.

Cohero is beneficially owned by Mendel Mochkin, a brother of Levi Mochkin. Mendel and Levi Mochkin disclaim beneficial ownership over the shares of our common stock owned by each other and their respective affiliates. In addition, we have paid Ledger $200,000, extinguishing the remaining indebtedness owed by us to Ledger. As a result of the aforementioned transactions and also the repayment of $100,000 of the loan to Instanz, we reduced our outstanding indebtedness to affiliates from over  $1,000,000 to $84,816 as of December 31, 2002. Mendel Mochkin has been engaged by Avenue as a part time consultant to provide us with certain assistance and support services, predominantly in New York.

In June and July 2004, the Company borrowed an aggregate of $200,000 from an affiliate for working capital purposes. Under the terms of this loan, it bears interest at the rate of nine percent (9%) per annum and the loan will be repaid only after the Company has received additional financing and at that time upon the mutual agreement of the Company’s Board of Directors and the affiliate.

Stock Price

The Common Stock commenced trading on the NASDAQ Bulletin Board on April 10, 2002. As of November 18, 2004 the closing bid price on the Common Stock was $.11.

REPORT OF THE BOARD IN LIEU OF THE AUDIT COMMITTEE

Currently the Company’s Board of Directors consists of three members all of whom are officers and employees of the Company. Accordingly the Company does not have any “independent directors” nor does it have a separate audit committee. All of the members of the Board have performed the functions of the audit committee. Mr. Tan would qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission notwithstanding the fact that the Board does not have a separate audit committee. In connection therewith, the Board has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2003 with the Company’s management and reviewed written disclosures and the letter from Weinberg & Company, PA, the Company’s independent public accountants required by Independence Standards Board Standard No. 1.

The following is the report of the Board with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings, except to the extent that the Company specifically incorporates it by reference in such filing.

In lieu of the Audit Committee, the Board has the responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Company’s management has primary responsibility for the Company’s internal controls and for the preparation of financial statements. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Board is responsible for monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, monitoring the independence and performance of the Company’s independent auditors, and providing an avenue of communication among the independent auditors and management. The Board, subject to stockholder ratification, recommends the selection of the Company’s independent auditors.

The Board has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Board is requested. The Board reviews these requests and advises management if the Board approves the engagement of the independent auditors. On a periodic basis, management reports to the Board regarding the actual spending for such projects and services compared to the approved amounts. The Board also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals are reported to the full Board at its next scheduled meeting.

On July 30, 2002, the Sarbanes-Oxley Act of 2002 was enacted. During the period subsequent to enactment of such law, the Company’s management and members of the Board consulted with representatives, legal counsel and our independent auditors in order to further the Board’s understanding of such law. The Board reviewed processes that already are in place as well as new processes that will be implemented in order to comply with the requirements of the Sarbanes-Oxley Act of 2002 as they become effective.

In addition, during the most recent fiscal year, the Board:

•

reviewed the Company’s unaudited quarterly financial statements for the first three quarters of fiscal 2004 and the Company’s audited fiscal 2003 year end financial statements; and

•

discussed with Weinberg & Company, PA the matters required to be discussed by Statement on Auditing Standards No. 61; and

•

reviewed the written disclosures and the letter from Weinberg & Company, PA required by Independence Standards Board Standard No. 1 and discussed with Weinberg & Company, PA its independence.

Based on the foregoing review and discussions, the Board agreed that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2003 on Form 10-KSB filed with the Securities and Exchange Commission. The Board has once again decided to re-appoint Weinberg & Company, PA as the Company’s independent public accountants for this fiscal year.

Audit and Non-Audit Fees

For the years ended December 31, 2003 and December 31, 2002, fees for services provided by Weinberg & Company, PA were as follows:

Audit Fees: Audit fees billed to the Company in connection with Weinberg & Company, PA’s reviews of Form 10QSBs and audit of the Company’s annual consolidated financial statements for the years ended December 31, 2003 and December 31, 2002 totaled approximately $56,700 and $51,500, respectively.

Audi-Related Fees: The Company did not engage Weinberg & Company, PA to perform any audit-related services during the years ended December 31, 2003 and December 31, 2002.

Tax Fees: The Company did not engage Weinberg & Company, PA to perform any tax services during the years ended December 31, 2003 and December 31, 2002.

Financial Information Systems Design and Implementation Fees: The Company did not engage Weinberg & Company, PA to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2003.

The Board has considered whether the services provided by Weinberg & Company, PA are compatible with maintaining the independence of Weinberg & Company, PA and has concluded that the independence of Weinberg & Company, PA is maintained and is not compromised by the services provided.

Submitted by the Board of Directors in lieu of the audit committee:

Levi Mochkin

Jim Tan

Jonathan Herzog

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On January 15, 2002, Grant Thornton LLP (The “Former Accountant”) was dismissed as the independent certified public accountant for the Company.  The Company’s decision to change accountants  was approved by the Board of Directors on January 14, 2002. On January 16, 2002, the Company chose to engage the accounting firm of Weinberg and Company, P.A. to serve as independent certified public accountants. The engagement was confirmed by Weinberg and Company, P.A. on January 16, 2002. During the two fiscal years ended December 31, 2000 and 1999, and the unaudited interim period through the date of engagement, neither the Registrant nor any of its representatives sought the advice of Weinberg and Company, P.A., regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided by Weinberg and Company, P.A. that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues. With the then present level of activity, Management felt that it would be more economical and in their best interest to retain a local independent certified public accountant and auditor.

The Former Accountant’s report on the 2000 financial statements for the Company did not contain an adverse opinion and was not qualified as to uncertainty, audit scope, or accounting principles, however it was modified to include an explanation paragraph wherein they expressed substantial doubt about the Company’s ability to continue as a going concern.

During the two fiscal years ended December 31, 2000 and 1999, and the unaudited interim period through the date of engagement, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the Former Accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTANTS

The accounting firm of Weinberg & Company, PA serves Avenue as its independent public accountants since January 16, 2002 and has been appointed by the Board as Avenue’s auditors for our fiscal year ending December 31, 2004. A representative of Weinberg & Company, PA is expected to be available by telephone at the Annual Meeting to respond to appropriate questions and, if he or she desires to do so, will also have an opportunity to make a statement.

The Board recommends a vote “FOR” the ratification of its selection of Weinberg & Company, PA as Avenue’s independent public accountants for our fiscal year ending December 31, 2004. This matter is not required to be submitted for stockholder approval, but the Board has elected to seek ratification of its selection to give stockholders the opportunity to express their views on the independent auditors. An affirmative vote of a majority of the shares represented and voting at the Annual Meeting will be required for approval of Proposal 2. Abstentions and broker non-votes will not be deemed to be votes cast on this Proposal.

If less than the vote required to ratify the selection of Weinberg & Company, PA as our independent auditors, the Board will consider this, among other factors, when deciding to select Avenue’s independent auditors for 2005. In addition, notwithstanding the ratification by stockholders of the appointment of Weinberg & Company, PA, the Board may, if the circumstances dictate, appoint other independent auditors for 2005.

The Board unanimously recommends that vote FOR the ratification of the selection of Weinberg & Company, PA as Avenue’s independent public accountants for its fiscal year ending December 31, 2004.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

Based on a review of the copies of such forms furnished to the Company and representations from the Company’s executive officers and directors, the Company believes that during the 2003 fiscal year its officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of: (i) Fawdon Investments LTD, which filed late its Form 3 for an event dated July 31, 2003; (ii) Shaya Boymelgreen Trust, which filed late its Form 4 for an event dated May 8, 2003; and (iii) Mr. Daniel Aharanoff, who filed late his Form 4 for an event dated December 10, 2003.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for action at the 2005 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than August 3 2005 for inclusion in next year’s annual meeting proxy materials. Proposals received after such date shall be considered untimely and shall not be included in our proxy solicitation materials or considered at the 2005 Annual Meeting. The Board will consider any stockholder proposal which is timely submitted as required and will determine whether such proposals meet the applicable criteria for inclusion in Avenue’s 2005 Annual Meeting proxy materials.

OTHER MATTERS

We do not know of any other matters which are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

ANNUAL REPORT

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, including audited consolidated financial statements, accompanies this Proxy Statement, but such annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

FORM 10-KSB REPORT

Avenue will furnish without charge to each stockholder, an additional copy of its Annual Report on Form 10-KSB for the year ended December 31, 2003 (excluding exhibits thereto), as filed with the Securities and Exchange Commission, upon written request to the Company at 17547 Ventura Boulevard, Suite 305, Encino, California 91316, attention: Jonathan Herzog. Avenue will provide a copy of the exhibits to its Annual Report on Form 10-KSB for the year ended December 31, 2003, upon written request from any beneficial owner of Common Stock as of the Record Date to the aforementioned address, attention: Jonathan Herzog, and reimbursement of the Company’s reasonable expenses.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

AVENUE GROUP, INC.

By Order of the Board of Directors

Jonathan Herzog

Secretary

Encino, California

December 1, 2004

PROXY

AVENUE GROUP, INC.

17547 VENTURA BOULEVARD – SUITE 305

ENCINO, CALIFORNIA 91316

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan Herzog and Levi Mochkin as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated on the reverse side, all the shares of common stock of Avenue Group, Inc. held of record by the undersigned at the close of business on November 18, 2004, at the Annual Meeting of Shareholders to be held on December 23, 2004, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR”: (1) THE ELECTION OF DIRECTORS, AND (2) RATIFICATION OF THE SELECTION OF WEINBERG & COMPANY, PA AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2003. IN ADDITION, THIS PROXY WILL BE VOTED AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

Please mark your votes ☒.

1. ELECTION OF DIRECTORS

Nominee

  FOR

WITHHOLD AUTHORITY

Jonathan Herzog

    ☐

    ☐

Levi Mochkin

    ☐

    ☐

Jim (Yam-Hin) Tan

    ☐

    ☐

2. RATIFICATION OF SELECTION OF WEINBERG & COMPANY PA AS INDEPENDENT PUBLIC ACCOUNTANTS

FOR  ☐

AGAINST  ☐

ABSTAIN  ☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

Dated: __________________________, 2004	SHAREHOLDER OF RECORD

By:
(signature)

Name:

Title:

(signature if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name of the President or other authorized officer.  If a partnership, please sign in partnership name by authorized name.